Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of TODCO pertaining to the TODCO 2005 Long-Term Incentive Plan of our report dated February 11, 2005, with respect to the consolidated financial statements and schedule of TODCO and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas
May 26, 2005